UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement with Paul R. Gudonis

On April 22, 2021, the Company entered into a renewed employment agreement with Paul Gudonis, the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company (the “Board”) (the “Gudonis Agreement”). Pursuant to the Gudonis Agreement, Mr. Gudonis shall continue to serve as the Chief Executive Officer of the Company. In consideration thereof, Mr. Gudonis shall receive (i) a base salary of $240,000, which shall be increased to $247,200, effective July 1, 2021 and (ii) the opportunity to receive an annual bonus of up to 75% of his base salary, with the actual amount to be determined by the Board and the Compensation Committee upon meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the Board.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at-will, for a three-year term expiring on December 31, 2023, unless renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement, but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing.

In the event of termination without cause, the Company shall provide to Mr. Gudonis (i) his base salary for twelve months plus his Board-approved annual incentive bonus for the year, (ii) a monthly cash payment for twelve months or Mr. Gudonis’ Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Gudonis if he had remained employed by the Company, subject to Mr. Gudonis participating in the Company’s group health plan immediately prior to the date of termination and electing COBRA health continuation, and (iii) the vesting of all stock options and other stock-based awards held by Mr. Gudonis that would have vested if employment had continued for twelve additional months. Additionally, if such termination without cause occurs within 12 months after the occurrence of a change in control, then notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination.

Executive Employment Agreement with David A. Henry

On April 22, 2021, the Company entered into a renewed employment agreement with David A. Henry, the Chief Financial Officer of the Company (the “Henry Agreement”) pursuant to which Mr. Henry shall continue to serve in such position. Pursuant to the Henry Agreement, Mr. Henry shall receive (i) a base salary of $215,000, which shall be increased to $221,500, effective July 1, 2021 and (ii) the opportunity to receive target cash incentive compensation of up to 75% of his base salary, with the actual amount to be determined annually by the Chief Executive Officer and the Compensation Committee, during the initial two-year term, with an automatic one-year renewal.

As set forth in the Henry Agreement, Mr. Henry’s employment is at-will, with no specified termination date. In the event of termination without cause, the Company shall provide to Mr. Henry (i) an amount equal to 75% of the sum of the base salary plus his Board-approved annual incentive bonus for the year (excluding any signing bonuses), (ii) the vesting of all stock options and other stock-based awards held by Mr. Henry that would have vested if employment had continued for six additional months, (iii) a monthly cash payment for nine months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Henry if he had remained employed by the Company, subject to Mr. Henry participating in the Company’s group health plan immediately prior to the date of termination and electing COBRA health continuation.

If Mr. Henry is terminated without cause within the twelve months following a change in control, then, in lieu of the prior payments referenced, (i) the Company shall pay Mr. Henry an amount equal to 100% of the sum of his base salary plus his Board-approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Henry shall become exercisable or non-forfeitable, and (iii) if Mr. Henry was participating in the Company’s group health plan immediately prior to the date of termination and Mr. Henry elects COBRA health continuation, then the Company shall be required to pay to Mr. Henry a monthly cash payment for twelve months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Henry if he had remained employed by the Company.

Executive Employment Agreement with Micah J. Mitchell

On April 22, 2021, the Company entered into a renewed employment agreement with Micah J. Mitchell, the Chief Commercial Officer of the Company (the “Mitchell Agreement”) pursuant to which Mr. Mitchell shall continue to serve in such position. Pursuant to the Mitchell Agreement, Mr. Mitchell shall receive (i) a base salary of $180,000, which shall be increased to $185,400, effective July 1, 2021 and (ii) the opportunity to receive target cash incentive compensation of up to 80% of his base salary, with the actual amount to be determined by the Chief Executive Officer and the Compensation Committee, during the initial two-year term, with an automatic one-year renewal.

As set forth in the Mitchell Agreement, Mr. Mitchell’s employment is at-will, with no specified termination date. In the event of termination without cause, the Company shall provide to Mr. Mitchell (i) an amount equal to 50% of the sum of the base salary plus his Board-approved annual incentive bonus for the year, (ii) the vesting of all stock options and other stock-based awards held by Mr. Mitchell that would have vested if employment had continued for six additional months, (iii) a monthly cash payment for six months or Mr. Mitchell’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Mitchell if he had remained employed by the Company, subject to Mr. Mitchell participating in the Company’s group health plan immediately prior to the date of termination and electing COBRA health continuation.

If Mr. Mitchell is terminated without cause within the twelve months following a change in control, then, in lieu of the prior payments referenced, (i) the Company shall pay Mr. Mitchell an amount equal to 75% of the sum of his base salary plus his Board-approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Mitchell shall become exercisable or non-forfeitable, and (iii) if Mr. Mitchell was participating in the Company’s group health plan immediately prior to the date of termination and Mr. Mitchell elects COBRA health continuation, then the Company shall be required to pay to Mr. Mitchell a monthly cash payment for six months or Mr. Mitchell’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Mitchell if he had remained employed by the Company.

The foregoing summaries of the terms of the Gudonis Agreement, Henry Agreement, and Mitchell Agreement do not purport to be complete and are qualified in their entirety by reference to the Gudonis Agreement, Henry Agreement, and Mitchell Agreement, copies of which will be filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits relating to Item 5.02 are attached hereto:

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between Myomo, Inc. and Paul R. Gudonis, dated as of April 22, 2021.

10.2	Executive Employment Agreement, by and between Myomo, Inc. and David A. Henry, dated as of April 22, 2021.

10.3	Executive Employment Agreement, by and between Myomo, Inc. and Micah J. Mitchell, dated as of April 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: April 28, 2021	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer